UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014 (November 21, 2007)

KINGDOM KONCRETE, INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-138111	20-5587756
(Commission File Number)	(I.R.S. Employer Identification No.)

4232 E. Interstate 30, Rockwall, Texas 75087

(Address of principal executive offices)

(972) 771-4205

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2007, following approval by the shareholders of Kingdom Koncrete, Inc. (the “Company”), the Company’s Articles of Incorporation were amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Nevada to (1) authorize the issuance of 20,000,000 shares of undesignated preferred stock, (2) provide that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director (subject to certain specified exceptions) and (3) provide that the Company shall indemnify the directors and officers of the Company to the full extent permitted by the laws of the State of Nevada. The Company has never established a designation of any class or series of preferred stock or issued any shares of preferred stock. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

On July 18, 2013, following approval by the shareholders of the Company, the Company’s Articles of Incorporation were further amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 500,000,000. A copy of the Certificate of Amendment is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events

On May 13, 2014, the Company was notified by the staff (the “Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) that the Staff had made a preliminary determination (a “Wells notice”) to recommend that the Commission file an enforcement action against the Company alleging that the Company violated certain provisions of the federal securities laws. The Company, through outside counsel, has been in discussions with the Staff concerning the Wells notice, and understands from such discussions that the Commission’s primary allegations are based on its belief that (1) one shareholder of the Company (the “Shareholder”) has actively participated in management of the Company, without appropriate disclosure in the Company’s filings with the Commission, and (2) the Company used proceeds from the Company’s registered public offering of common stock in a manner inconsistent with the disclosure in the “Use of Proceeds” section of the applicable registration statement (Commission file number 333-138194), including payments made to the Shareholder. The Company understands that the Shareholders has also received a Wells notice in connection with the same investigation by the Commission.

A Wells notice is not a formal allegation or a finding of wrongdoing; it is a preliminary determination by the SEC Enforcement Staff to recommend that the Commission file a civil enforcement action or administrative proceeding against the recipient. Under SEC procedures, a recipient of a Wells notice has an opportunity to respond in the form of a Wells submission that seeks to persuade the Commission that such an action should not be brought. The Company believes that the Commission’s allegations are unfounded and, accordingly, intends to avail itself of the Wells process by making a Wells submission to explain its views concerning such matters. The Company is unable to estimate with confidence or certainty how long the SEC process will last or its ultimate outcome, including whether the Company will reach a settlement with the SEC and, if so, the amount of any related monetary fine and other possible remedies.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 21, 2007.

3.2 Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on July 18, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 29, 2014

Kingdom Koncrete, Inc.

By:	/s/ Edward Stevens
Edward Stevens President and CEO (Principal Executive, Financial and Accounting Officer)

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EXHIBIT INDEX

3.1 Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 21, 2007.

3.2 Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on July 18, 2013.

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